TRANSMISSION COORDINATION AGREEMENT

Between

Public Service Company of Oklahoma,
Southwestern Electric Power Company,
West Texas Utilities Company,

and

American Electric Power Service Corporation

TABLE OF CONTENTS
ARTICLE I
TERM OF AGREEMENT
1.1           Effective Date
1.2           Periodic Review

ARTICLE II
DEFINITIONS
2.1           Agreement
2.2           Ancillary Services
2.3           Company Demand
2.4           Company Peak Demand
2.5           Control Area
2.6           Coordinating Committee
2.7           Designated Agent
2.8           Direct Assignment Facilities
2.9           Generating Unit
2.10           Hour
2.11           Month
2.12           Network Integration Transmission Service
2.13           Open Access Transmission Tariff
2.14           Point-to-Point Transmission Service
2.15           PUCT
2.16           Scheduling, System Control and Dispatch Service
2.17           SPP
2.18           Transmission Customer
2.19           Transmission Service
2.20           Transmission System
2.21           Transmission System Operator

ARTICLE III
OBJECTIVES
3.1           Purposes

ARTICLE IV
COORDINATING COMMITTEE
4.1           Coordinating Committee
4.2           Responsibilities of the Coordinating Committee
4.3           Delegation and Acceptance of Authority
4.4           Reporting

ARTICLE V
PLANNING
5.1           Transmission Planning

ARTICLE VI
TRANSMISSION
6.1           Delegation to the Transmission System Operator
6.2           Transmission Facilities
6.3           Direct Assignment Facilities
6.4           Transmission Service Revenues
6.5           Payment of Costs for Network Use
6.6           Payment of Costs for Point-to-Point Transmission Service

ARTICLE VII
ANCILLARY SERVICES
7.1           Ancillary Services

ARTICLE VIII
GENERAL
8.1           Regulatory Authorization
8.2           Effect on Other Agreements
8.3           Waivers
8.4           Successors and Assigns; No Third Party Beneficiary
8.5           Amendment
8.6           Independent Contractors
8.7           Responsibility and Liability

SCHEDULE A
ALLOCATION OF TRANSMISSION REVENUES

SCHEDULE B
ANNUAL TRANSMISSION REVENUE REQUIREMENTS RATIOS

SCHEDULE C
ALLOCATION OF ANCILLARY SERVICE REVENUES

TRANSMISSION COORDINATION AGREEMENT

Between

Public Service Company of Oklahoma,
Southwestern Electric Power Company,
West Texas Utilities Company

and

American Electric Power Service Corporation

This TRANSMISSION COORDINATION AGREEMENT, hereinafter called “Agreement,” is made and entered into as of the _____ day of _________, 2002, by and among West Texas Utilities Company (“WTU”), Public Service Company of Oklahoma (“PSO”) and Southwestern Electric Power Company (“SWEPCO”), hereinafter separately referred to as “Company” and jointly as “Companies,” and American Electric Power Service Corporation (“AEPSC”).

WHEREAS, Companies are the owners and operators of interconnected generation, transmission and distribution facilities with which they are engaged in the business of transmitting and selling electric power to the general public, to other entities and to other electric utilities; and

WHEREAS, Companies achieve economic benefits for their customers through coordinated planning, operation and maintenance of their transmission facilities in the SPP;

NOW, THEREFORE, the Companies and AEPSC mutually agree as follows:

ARTICLE I

TERM OF AGREEMENT
1.1           Effective Date

This Agreement shall become effective as of the date American Electric Power Company, Inc. restructures its operating companies pursuant to Orders issued by the Federal Energy Regulatory Commission ("FERC" or "Commission") in Docket Nos. EC01-130-000 and ER01-2668-000, or such later date as is established by the FERC. This Agreement shall continue in force and effect for a term of one year from the effective date and continue from year to year thereafter until terminated by written notice given by any Company to the other Companies and to AEPSC. Such written notice shall become effective within 30 days of receipt.

1.2	Periodic Review

This Agreement will be reviewed periodically by the Coordinating Committee, as defined herein, to determine whether revisions are necessary to meet changing conditions. In the event that revisions are made by the Companies pursuant to Section 8.5, and after requisite approval or acceptance for filing by the appropriate regulatory authorities, the Coordinating Committee may thereafter, for the purpose of ready reference to a single document, prepare for distribution to the Companies an amended document reflecting all changes in and additions to this Agreement with notations thereon of the date amended.

ARTICLE II

DEFINITIONS
For purposes of this Agreement, the following definitions shall apply:

2.1           Agreement shall mean this Transmission Coordination Agreement including all attachments and schedules applying thereto and any amendments made hereafter.

2.2           Ancillary Services shall mean those services that are necessary to support the transmission of capacity and energy from resources to loads while maintaining reliable operation of the Companies’ transmission facilities in accordance with Good Utility Practice, as that term is defined in the Open Access Transmission Tariff.

2.3           Company Demand shall mean the demand in megawatts of all retail and wholesale power customers in the SPP on whose behalf the Company, by statute, franchise, regulatory requirement, or contract, has undertaken an obligation to construct and operate its transmission system to meet the reliable electric needs of such customers, integrated over a period of one hour, plus the losses incidental to that service.

2.4           Company Peak Demand for a period shall be the highest Company Demand for any hour during the period.

2.5           Control Area shall mean an electric power system or combination of electric power systems to which a common automatic generation control scheme is applied for the purposes specified in the Open Access Transmission Tariff.

2.6           Coordinating Committee shall mean the organization established pursuant to Section 4.1 of this Agreement and whose duties are more fully set forth herein.

2.7           Designated Agent shall mean any entity that performs actions or functions on behalf of the Companies, an Eligible Customer (as that term is defined in the Open Access Transmission Tariff), or the Transmission Customer required under the Open Access Transmission Tariff.

2.8           Direct Assignment Facilities shall mean facilities or portions of facilities located in the SPP that are constructed by the Companies for the sole use or benefit of a particular Transmission Customer requesting service under the Open Access Transmission Tariff.

2.9           Generating Unit shall mean an electric generator, together with its prime mover and all auxiliary and appurtenant devices and equipment designed to be operated as a unit for the production of electric capacity and energy.

2.10           Hour shall mean a clock-hour.

2.11           Month shall mean a calendar month consisting of the applicable 24-Hour periods as measured by Central Standard Time.

2.12           Network Integration Transmission Service shall mean the transmission service provided in the SPP under Part III of the Open Access Transmission Tariff.

2.13           Open Access Transmission Tariff shall mean the Open Access Transmission Tariff or Tariffs filed on behalf of the Companies with the Federal Energy Regulatory Commission by AEPSC or a regional transmission entity, as such may be amended from time to time.

2.14           Point-to-Point Transmission Service shall mean the reservation and transmission of capacity and energy on either a firm or non-firm basis from the points of receipt to the points of delivery in the SPP under Part II of the Open Access Transmission Tariff.

2.15           PUCT shall mean the Public Utility Commission of Texas.

2.16           Scheduling, System Control and Dispatch Service shall mean the service required to schedule the movement of power through, out of, within, or into a Control Area, as specified in Schedule 1 of the Open Access Transmission Tariff.

2.17           SPP shall mean the Southwest Power Pool, or its successor in function.

2.18           Transmission Customer shall mean any Eligible Customer as defined in the Open Access Transmission Tariff (or its Designated Agent) that (i) executes a Service Agreement, or (ii) requests in writing that the Companies, or their agent, file with the Federal Energy Regulatory Commission a proposed unexecuted Service Agreement to receive service under the Open Access Transmission Tariff. This term is used in the Part I Common Service Provisions of the Open Access Transmission Tariff to include customers receiving service under Part II and Part III of the Open Access Transmission Tariff.

2.19           Transmission Service shall mean service provided in the SPP under Part II or Part III of the Open Access Transmission Tariff.

2.20           Transmission System shall mean the facilities owned, controlled or operated by the Companies that are used to provide transmission service in the SPP under Parts II and III of the Open Access Transmission Tariff.

2.21           Transmission System Operator shall mean that party that is charged with monitoring the reliability of the Companies’ Transmission System.

ARTICLE III

OBJECTIVES
3.1           Purposes

The purposes of this Agreement are (a) to provide the contractual basis for the coordinated planning and operation of the Companies’ transmission facilities in the SPP to achieve optimal economies, consistent with reliable electric service and regulatory and environmental requirements and (b) to provide the means by which the Companies will allocate among themselves the revenue that they receive for Part II and Part III and Ancillary Services provided in the SPP under the Open Access Transmission Tariff. Any revenue received by a Company(ies) from the provision of service under any other Part of the Open Access Transmission Tariff or any agreement, tariff or rate schedule other than the Open Access Transmission Tariff, will be kept by the Company(ies) that is (are) the party(ies) to such Part, agreement, tariff or rate schedule.

ARTICLE IV

COORDINATING COMMITTEE
4.1           Coordinating Committee

The Coordinating Committee is the organization established to oversee planning, construction, operation, and maintenance of the Transmission System. The Coordinating Committee members shall include at least one member representing each of the parties hereto who is not a member of the Operating Committee established under the Restated and Amended AEP-West Operating Agreement. The chairperson, who shall be appointed by the chief executive officer of the holder of the majority of the common stock of the Companies, shall appoint the member representative(s) of the Companies. Other than the chairperson, there shall be the same number of members representing each Company. The majority of the members on the Coordinating Committee shall be representatives of the Companies. Coordinating Committee decisions shall be by a majority vote of those present. However, any member not present may vote by proxy. The chairperson shall vote only in case of a tie. No employee of the Companies engaged in marketing, sales or brokering of electricity or an employee of any affiliate engaged or involved in the transmission, sale, or marketing of electricity or natural gas shall be appointed to, or serve on, the Coordinating Committee.

4.2           Responsibilities of the Coordinating Committee

The Coordinating Committee shall be responsible for overseeing:

(a) the Companies in the coordinated planning of their transmission facilities in the SPP, including studies for transmission planning purposes and their interaction with independent system operators and other regional bodies that are interested in transmission planning; and

(b) compliance with the terms of the Open Access Transmission Tariff and the rules and regulations of the Federal Energy Regulatory Commission relating thereto.

4.3           Delegation and Acceptance of Authority

The Companies hereby delegate to the Coordinating Committee, and the Coordinating Committee hereby accepts, responsibility and authority for the duties listed in this Article and elsewhere in this Agreement.

4.4           Reporting

               The Coordinating Committee shall provide periodic summary reports of its activities under this Agreement to the transmission and reliability function employees of the Companies and shall keep such employees of the Companies informed of situations or problems that may materially affect the reliability of the Transmission System. Furthermore, the Coordinating Committee agrees to report to the transmission and reliability function employees of the Companies in such additional detail as is requested regarding specific issues or projects under its oversight.

ARTICLE V

PLANNING

5.1           Transmission Planning

                               The Companies agree that their respective transmission facilities in the SPP shall be planned and developed on the basis that their combined individual systems constitute a coordinated transmission system and that the objective of their planning shall be to maximize the economy, efficiency and reliability of the Transmission System as a whole. In this connection, the Coordinating Committee will from time to time, as it deems appropriate, direct studies for transmission planning purposes.

ARTICLE VI

TRANSMISSION

6.1           Delegation to the Transmission System Operator

               The Companies shall delegate to the Transmission System Operator the responsibility and authority to act on behalf of the Companies for all of the requirements and purposes of the Open Access Transmission Tariff.

6.2           Transmission Facilities

Each Company shall make its transmission facilities in the SPP available to the Transmission System Operator.

6.3           Direct Assignment Facilities

Each Company shall make Direct Assignment Facilities available to the Transmission System Operator as may be required to provide service to a particular
Transmission Customer requesting service under the Open Access Transmission Tariff.

6.4           Transmission Service Revenues

(a) The Companies shall share transmission service revenues obtained from the use of the transmission facilities that comprise the Transmission System in accordance with Schedule A to this Agreement. Transmission service revenues are those revenues received for service provided under the Open Access Transmission Tariff. The Companies’ annual transmission revenue requirements are shown on Schedule B to this Agreement and shall be revised whenever there is a change to the annual transmission revenue requirements in Attachment H to the Open Access Transmission Tariff or a change to the annual transmission revenue requirements underlying the rates set forth in Schedules 7 and 8 to the Open Access Transmission Tariff. Future revisions to the transmission revenue requirements ratios set forth in Schedule B will be made by the Companies’ making an appropriate filing with the Commission, if required by law. Such changes shall become effective as of the date accepted or approved by the Commission, subject to refund if the Commission so orders.

                                (b) Revenues received for Ancillary Services shall be allocated among the Companies in accordance with the revenue ratios set forth in Schedule C. Future revisions to the revenue ratios set forth in Schedule C will be made by the Companies’ making an appropriate filing with the Commission, if required by la w. Such changes shall become effective as of the date accepted or approved by the Commission, subject to refund if the Commission so orders.

(c) Revenues received for third-party use of Direct Assignment Facilities shall be distributed to the Company(ies) owning such facilities.

(d) The distribution to the Companies of revenues received for stranded costs received from third-party customers under the Open Access Transmission Tariff shall be determined on a case-by-case basis and shall be filed with the Commission, if required by law.

                                (e) The distribution to the Companies of revenues received for new transmission facilities received from third-party customers under the Open Access Transmission Tariff shall be determined on a case-by-case basis and shall be filed with the Commission, if required by law.

            (f) Revenues received for Transmission System studies performed for the benefit of a Transmission Customer under Part II or Part III of the Open Access Transmission Tariff shall be allocated to each Company as applicable, in proportion to the ratio of each Company’s number of transmission pole miles of the Transmission System, as such number of transmission pole miles is reported in each Company’s Form 1 annual report, over the total number of transmission pole miles of the Transmission System.

6.5           Payment of Costs for Network Use

The Transmission System Operator shall bill each of the Companies for the amount due to the Transmission System Operator in each Month for their use of Network Integration Transmission Service and Ancillary Services under the Open Access Transmission Tariff on the basis set forth in the Open Access Transmission Tariff.

6.6           Payment of Costs for Point-to-Point Transmission Service

(a) The cost of Transmission Service on the Transmission System for third party off-system sales by a Company shall be borne by the selling Company(ies).

(b) The cost of Transmission Service provided by a third-party for off-system sales by a Company shall be borne by the selling Company(ies).

ARTICLE VII

ANCILLARY SERVICES

7.1           Ancillary Services

(a) Each Company shall make available Ancillary Services as required to provide service under the Open Access Transmission Tariff.

(b) Revenues received for Ancillary Services will be allocated between the Companies in accordance with Section 6.4(b) of this Agreement.

ARTICLE VIII

GENERAL
8.1           Regulatory Authorization

This Agreement is subject to certain regulatory approvals and the Companies shall diligently seek all necessary regulatory authorization for this Agreement.

8.2           Effect on Other Agreements

This Agreement shall not modify the obligations of any of the Companies under any agreement between such Company and others not parties to this Agreement in effect on the effective date of this Agreement.

8.3           Waivers

Any waiver at any time by a Company of its rights with respect to a default by any other Company under this Agreement shall not be deemed a waiver with respect to any subsequent default of similar or different nature.

8.4           Successors and Assigns; No Third Party Beneficiary

This Agreement shall inure to and be binding upon the successors and assigns of the respective Companies, but shall not be assignable by any of the Companies without the written consent of the other Companies, except upon foreclosure of a mortgage or deed of trust.  Nothing expressed or mentioned or to which reference is made in this Agreement is intended or shall be construed to give any person or corporation other than the Companies any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision herein contained, expressly or by reference, or any schedule hereto, this Agreement, any such schedule and any and all conditions and provisions hereof and thereof being intended to be and being for the sole exclusive benefit of the Companies, and for the benefit of no other person or corporation.

8.5           Amendment

It is contemplated by the Companies that it may be appropriate from time to time to change, amend, modify or supplement this Agreement or the schedules that are attached to this Agreement, to reflect changes in operating practices or costs of operations or for other reasons.  This Agreement or such schedules may be changed, amended, modified or supplemented by an instrument in writing executed by all of the Companies subject to any required approval or acceptance for filing by the appropriate regulatory authorities.

8.6           Independent Contractors

By entering into this Agreement the Companies shall not become partners, and as to each other and to third persons, the Companies shall remain independent contractors in all matters relating to this Agreement.

8.7           Responsibility and Liability

The liability of the Companies shall be several, not joint or collective. Each Company shall be responsible only for its obligations, and shall be liable only for its proportionate share of the costs and expenses as provided in this Agreement, and any liability resulting here from. Each Company will defend, indemnify, and save harmless the other Companies hereto from and against any and all liability, loss, costs, damages, and expenses, including reasonable attorney’s fees, caused by or growing out of the gross negligence, willful misconduct, or breach of this Agreement by such indemnifying Company.

IN WITNESS WHEREOF, each Company has caused this Agreement to be executed and attested by its duly authorized officers.

WEST TEXAS UTILITIES COMPANY
Attest:

________________________                                                        By:________________________________
Secretary                                                                                                       AEP – Texas State President

PUBLIC SERVICE COMPANY OF OKLAHOMA
Attest:

________________________                                                        By:________________________________
Secretary                                                                                                       Vice President

SOUTHWESTERN ELECTRIC POWER
COMPANY
Attest:

_________________________                                                      By:________________________________
Secretary                                                                                                       Vice President

AMERICAN ELECTRIC POWER SERVICE
CORPORATION
Attest:

_________________________                                                      By:________________________________
Secretary                                                                                                       Senior Vice President

SCHEDULE A

ALLOCATION OF TRANSMISSION REVENUES

The revenue the Transmission System Operator receives pursuant to Section 6.4 of the Agreement for service provided in the SPP by the Companies under Parts II and III of the Open Access Transmission Tariff, other than revenues received pursuant to Sections 26 (Stranded Cost Recovery), 27 (Compensation for New Facilities and Redispatch Costs), and 34.4 (Redispatch Charge) thereof and for System and Facilities Studies made pursuant to Sections 19 (Additional Study Procedures for Firm Point-to-Point Transmission Service Requests) and 32 (Additional Study Procedures for Network Integration Transmission Service Requests), will be allocated among the Companies based on the ratios determined in accordance with Schedule B and Schedule C.

Revenues related to studies of the Transmission System performed for the benefit of Transmission Customers under Part II or Part III of the Open Access Transmission Tariff will be allocated among the Companies as applicable, in proportion to their respective number of transmission pole miles on the Transmission System. Direct Assignment Facilities revenues will be assigned to the Companies in proportion to the related costs that each of them incurred.  Assignment of revenues received from a third party related to stranded cost or new transmission facilities shall be determined on a case-by-case basis.

SCHEDULE B

ANNUAL TRANSMISSION REVENUE REQUIREMENTS RATIOS

From time to time the Coordinating Committee will calculate for each of the Companies its Transmission Revenue Requirements Ratios set forth below. A Company’s Transmission Revenue Requirements Ratio for revenue received under Part III of the Open Access Transmission Tariff shall be a fraction, the numerator of which is the Company’s transmission revenue requirement that is used to calculate the Annual Transmission Revenue Requirements amount for the AEP West Zone – SPP set forth on Attachment H to the Open Access Transmission Tariff (herein called the Company Revenue Requirement) and the denominator of which is the sum of the Company Revenue Requirement for all of the Companies. A Company’s Transmission Revenue Requirement Ratio for revenue received under Part II of the Open Access Transmission Tariff shall be a fraction, the numerator of which is the Company’s transmission revenue requirement that is used to calculate the Annual Transmission Revenue Requirements underlying the rates set forth for the AEP West Zone – SPP on Schedules 7 and 8 to the Open Access Transmission Tariff and the denominator of which is the sum of the Company Revenue Requirements for all of the Companies.

Allocation Ratio for Revenue Received Under Part II and Part III of the Open
Access Transmission Tariff for service in the SPP.

Revenue Requirement                                                      Revenue Requirement Ratio
PSO                               $ 37,353,669                                                                                     42.12112%
SWEPCO                      $ 51,123,364                                                                                     57.64823%
WTU                             $      204,546                                                                                       0.23065%
TOTAL                         $ 88,681,579                                                                                    100.00000%

SCHEDULE C

ALLOCATION OF ANCILLARY SERVICE REVENUES

The revenues the Transmission System Operator receives pursuant to Schedules 1 through 6 under the Open Access Transmission Tariff shall be allocated among the Companies as set forth below. Future revisions to the revenue ratios set forth in Schedule C will be made by the Companies’ making an appropriate filing with the Commission, if required by law. Such changes shall become effective as of the date accepted or approved by the Commission, subject to refund if the Commission so orders.

(a)           Revenues received from System Scheduling, System Control and Dispatch Service (AEP West Zone – SPP) under Schedule 1 of the Open Access Transmission Tariff will be allocated among PSO, SWEPCO and WTU based on the following ratio:

PSO                      49.23%
SWEPCO             50.63%
WTU                      0.14%

(b)           Revenues received from System Reactive Supply and Voltage Control from Generation Sources Service (AEP West Zone – SPP) under Schedule 2 of the Open Access Transmission Tariff will be allocated between PSO and SWEPCO based on the following ratio:

PSO                       39.53%
SWEPCO              60.47%

                (c)           Revenues received from System Regulation and Frequency Response Service (AEP West Zone – SPP) under Schedule 3 will be allocated between PSO and SWEPCO based on the following ratio:
PSO                      40.00%
SWEPCO             60.00%

                (d)           Revenues received for and energy exchanged as part of System Energy Imbalance Service rendered under Schedule 4 will be allocated in the same manner as margin from off system sales and purchases as set forth in Service Schedule B to the Restated and Amended AEP-West Operating Agreement.

                (e)           Revenues received from System Operating Reserve - Spinning Reserve Service (AEP West Zone – SPP) under Schedule 5 and from System Operating Reserve – Supplemental Reserve Service (AEP West Zone – SPP) under Schedule 6 for load served in the PSO/SWEPCO Control Area will be allocated between PSO and SWEPCO based on the following ratio:

PSO                      35.91%
SWEPCO             64.09%